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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Allos Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 11, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Allos Therapeutics, Inc., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, May 11, 2004 at 8:30 a.m. local time at the Company's offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020 for the following purposes:

1.
To elect directors to serve for the ensuing year and until their successors are elected.

2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

3.
To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 19, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ PAULETTE M. WILSON Paulette M. Wilson Secretary

Westminster, Colorado
April 14, 2004

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
What is the purpose of the annual meeting?
Who can vote at the annual meeting?
What am I voting on?
How do I vote?
How many votes do I have?
What if I return a proxy card but do not make specific choices?
Who is paying for this proxy solicitation?
What does it mean if I receive more than one proxy card?
Can I change my vote after submitting my proxy?
When are stockholder proposals due for next year's annual meeting?
How are votes counted?
How many votes are needed to approve each proposal?
What is the quorum requirement?
How can I find out the results of the voting at the annual meeting?
PROPOSAL 1 ELECTION OF DIRECTORS
Independence of the Board of Directors
Information Regarding the Board of Directors and its Committees
Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
Meetings of the Board of Directors
Stockholder Communications with the Board Of Directors
Code of Ethics
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Independent Auditors' Fees
Pre-Approval Policies and Procedures
EXECUTIVE OFFICERS AND KEY EMPLOYEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

i

COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
Summary of Compensation
Stock Option Grants and Exercises
Equity Compensation Plan Information
2002 Broad Based Equity Incentive Plan
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Employment, Severance and Change of Control Agreements
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
APPENDIX A

ii

ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

May 11, 2004

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Allos Therapeutics, Inc. (sometimes referred to as the "Company" or "Allos") is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 14, 2004 to all stockholders of record entitled to vote at the annual meeting.

What is the purpose of the annual meeting?

        At the annual meeting, the Company's stockholders will act upon the matters outlined in the notice of the meeting on the cover page of this proxy statement, including the election of directors and ratification of the Company's independent auditors. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 19, 2004 will be entitled to vote at the annual meeting. On this record date, there were 31,137,412 shares of the Company's common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 19, 2004, your shares were registered directly in your name with the Company's transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 19, 2004, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of five directors; and

  •
  Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-435-6710 using a touch-tone phone and follow the recorded instructions. Have your proxy card in hand when you call. Your vote must be received by 11:59 p.m. Eastern Time on Monday, May 10, 2004 to be counted.

  •
  To vote on the Internet, go to http://www.eproxy.com/alth to complete an electronic proxy card. Have your proxy card in hand when you access the web site. Your vote must be received by 11:59 p.m. Eastern Time on Monday, May 10, 2004 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Allos. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 19, 2004.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all five nominees for director, and "For" the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, the Company's directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to the attention of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 16, 2004, to the attention of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than February 10, 2005 and no later than March 12, 2005. You are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the five nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 2 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ended December 31, 2004 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 31,137,412 shares outstanding and entitled to vote. Thus, 15,568,706 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the quarter ending June 30, 2004.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Board of Directors consists of six directors. There are five nominees for director this year for the six Board positions presently authorized in accordance with the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director's death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company's policy to encourage nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2003 Annual Meeting of Stockholders attended the initial holding of the 2003 Annual Meeting of Stockholders, but none of such nominees attended the adjourned meeting.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company's management. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

        Donald J. Abraham, Ph.D., who currently serves as a director, is retiring from the Board upon the expiration of his current term, and will not stand for re-election. Dr. Abraham is a founder of the Company and has served as a member of our Board of Directors since 1994. He has also served as a drug development consultant to the Company since 1994 and will continue to serve as a consultant until July 1, 2004. The Company recognizes and appreciates all of Dr. Abraham's many efforts in all of his years of service as a founder, on the Board and as a consultant to the Company.

Nominees

        The following is a brief biography of each nominee for director, as of February 29, 2004.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Stephen J. Hoffman, Ph.D., M.D.	49	Chairman of the Board; Principal, Techno Venture Management
Michael E. Hart	51	President, Chief Executive Officer and Chief Financial Officer
Michael D. Casey	58	Pharmaceutical Industry Consultant
Mark G. Edwards	46	Managing Director, Recombinant Capital, Inc.
Marvin E. Jaffe, M.D.	67	Pharmaceutical Industry Consultant

        Stephen J. Hoffman, Ph.D., M.D. is the Company's Chairman of the Board. He is a General Partner of TechnoVenture Management, a venture capital firm, which is based in Boston, MA. He has served as a member of our Board of Directors since 1994 and as our Chairman of the Board since December 2001. From July 1994 to December 2001, Dr. Hoffman served as our President and Chief Executive Officer. Prior to that, from inception to 1994, Dr. Hoffman served as a consultant to our investor group. From 1990 to 1994, he completed a fellowship in clinical oncology and a residency/fellowship in dermatology, both at the University of Colorado. Dr. Hoffman was the scientific founder of Somatogen Inc., a biopharmaceutical company, where he held the position of Director of Corporate Research and Vice President of Science and Technology from 1987 until 1990. Dr. Hoffman received his Ph.D. in bio-organic chemistry from Northwestern University and his M.D. from the University of Colorado School of Medicine.

        Michael E. Hart has served as our President and Chief Executive Officer since December 2001. Prior to that, Mr. Hart served as our Chief Financial Officer and Senior Vice President, Operations since 1999. From 1995 to 1999, Mr. Hart was Vice President and Chief Financial Officer of NeXstar Pharmaceuticals, Inc., a biopharmaceutical company, where he also served as Chairman of the Management Committee from 1998 to 1999. From 1990 to 1995, Mr. Hart was Executive Vice President and Chief Financial Officer of Vestar, Inc., a pharmaceutical company, and served as Chairman, Office of the President from 1994 to 1995. From 1982 to 1990, Mr. Hart was Treasurer and Director of Finance for Avantek, Inc. and prior to that held various financial positions with high technology companies. Mr. Hart received his M.B.A. from California State University, Fresno, and his undergraduate degrees in business economics and geography from the University of California, Santa Barbara.

        Michael D. Casey has served as a member of our Board of Directors since 2002. Since February 2002, Mr. Casey has been a self-employed consultant to the pharmaceutical industry. Previously, Mr. Casey served four years as President, Chief Executive Officer and Chairman of Matrix Pharmaceutical, Inc., a biopharmaceutical company, until Chiron Corporation acquired the company in February 2002. Prior to joining Matrix, Mr. Casey was President of two divisions of Schein Pharmaceutical, Inc. from 1995 to 1997, and President and Chief Operating Officer of Genetic Therapy, Inc. from 1993 to 1995 until it was sold to Sandoz (Novartis). Mr. Casey also spent 25 years with Johnson & Johnson, including Vice President of Sales and Marketing of Ortho Pharmaceutical Corporation and president of McNeil Pharmaceuticals. Mr. Casey is a director of Bone Care International, Inc., Celgene Corp., Cholestech Corporation, Durect Corporation and Orthologic Corp. Mr. Casey serves as a member of our Audit, Compensation and Nominating and Corporate Governance Committees.

        Mark G. Edwards has served as a member of our Board of Directors since 1999. He is Managing Director of Recombinant Capital, Inc., a pharmaceutical and biotechnology consulting firm he founded in 1988. From 1999 until December 2000, he served as a General Partner of International Biomedicine Management Partners A.G., a venture capital fund based in Switzerland. Mr. Edwards received his B.A. and M.B.A. from Stanford University. Mr. Edwards is Chairman of the Audit Committee and is Chairman of the Nominating and Corporate Governance Committee. Mr. Edwards served as a member of the Compensation Committee during fiscal year 2003.

        Marvin E. Jaffe, M.D. has served as a member of our Board of Directors since 1994. Since 1994, Dr. Jaffe has been a self-employed research and development consultant for the pharmaceutical industry. From 1988 to 1994, Dr. Jaffe was President of the R.W. Johnson Pharmaceutical Research Institute, a unit of Johnson & Johnson. From 1970 to 1988, Dr. Jaffe was with Merck Sharp & Dohme Research Laboratories, most recently as Senior Vice President, Medical Affairs. He is a director of several biopharmaceutical companies including Immunomedics, Inc. and Celltech Group, plc. Dr. Jaffe received his M.D. from Jefferson Medical College where he also completed his residency in Neurology. Dr. Jaffe is Chairman of the Compensation Committee and also serves as a member of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that each nominee for director is "independent" within the meaning of the applicable Nasdaq listing standards, except for Dr. Hoffman, Chairman of the Board, and Mr. Hart, the President, Chief Executive Officer and Chief Financial Officer of the Company.

        As required under Nasdaq listing standards, the Company's independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

        The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2003 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Michael D. Casey	X		(1)		(1)
Mark G. Edwards	X	*	X		X	*
Marvin E. Jaffe, M.D.	X		X	*
Total meetings in fiscal year 2003	6		3		0

*
Committee Chairperson

(1)
Mr. Casey joined the Compensation and Nominating and Corporate Governance Committees in January 2004.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

  Audit Committee

        The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of financial reporting controls in effect; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. Three directors comprise the

Audit Committee: Messrs. Casey and Edwards and Dr. Jaffe. The Audit Committee met six times during the fiscal year. The Audit Committee has amended and restated its written Audit Committee Charter, which is attached as Appendix A to these proxy materials.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the Nasdaq listing standards). The Board of Directors has determined that Mr. Edwards qualifies as an "audit committee financial expert," as defined in applicable rules of the Securities and Exchange Commission (the "SEC"). The Board made a qualitative assessment of Mr. Edwards' level of knowledge and experience based on a number of factors, including his formal education, experience and business acumen.

  Compensation Committee

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's officers; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other officers; and administers the Company's stock option and purchase plans, pension plan, stock bonus plans, deferred compensation plans and other similar programs. The Compensation Committee also recommends to the Board the compensation for Board members, including retainer, committee and committee chair fees and stock option grants. The Compensation Committee has delegated authority to the Chief Executive Officer of the Company, so long as such person is also a member of the Board, to grant stock options to non-officers of the Company within certain limitations. During the fiscal year ended December 31, 2003, the Compensation Committee was comprised of two directors: Dr. Jaffe and Mr. Edwards. As of January 20, 2004, the Compensation Committee is comprised of two directors: Dr. Jaffe and Mr. Casey. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met three times during the fiscal year.

  Nominating and Corporate Governance Committee

        During the fiscal year ended December 31, 2003, the Nominating Committee of the Board of Directors was comprised of one director: Mr. Edwards. However, the Nominating Committee did not meet during the fiscal year and did not participate in the nominating process. Instead, the nominating process was handled by the entire Board, which believed that it was not necessary to utilize the Nominating Committee because the size and composition of the Board allowed it to adequately identify, review and evaluate candidates to serve as directors of the Company.

        Nevertheless, in January 2004, in response to changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002, the Board reconstituted the Nominating Committee as the Nominating and Corporate Governance Committee, designated two directors, Mr. Edwards and Mr. Casey, to serve as the members of the Nominating and Corporate Governance Committee, and adopted a written charter which is available on the Company's website at www.allos.com. Each of the current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). As reconstituted, the Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the board of directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee intends to consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Committee intends to review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

        The Committee will consider any director nominee proposed in good faith by a stockholder of the Company, provided that such stockholder complies with the requires of Section 5(c) of the Company's bylaws. Among other things, Section 5(c) of the bylaws requires a stockholder to timely submit the candidate's name, business credentials, contact information and his or her consent to be considered as a candidate to the attention of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. To be timely, a stockholder's nomination must be delivered to the Corporate Secretary no earlier than the close of business on the ninetieth (90th) day and no later than the close of business on the sixtieth (60th) day prior to the first anniversary of the preceding year's annual meeting. The proposing stockholder must also include his or her contact information and a statement of his or her share ownership. Stockholders who wish to submit director nominees should consult Section 5(c) of the Company's bylaws for additional information.

        The Committee does not have a formal process for identifying and evaluating nominees for director. Instead, it expects to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee will meet to discuss and consider such candidates' qualifications and then select a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders holding more than 5% of our voting stock.

Meetings of the Board of Directors

        The Board of Directors met eight times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board Of Directors

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, during the upcoming year the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company's website. Until any other procedures are developed and posted on the Company's corporate website, any communications to the Board should be sent to it in care of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

Code of Ethics

        The Company has adopted the Allos Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at www.allos.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (MARCH 2, 2004)(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

        The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's corporate accounting and financial reporting processes. The Committee's function is more fully described in its charter, which the Board has adopted and is attached as Appendix A to this Proxy Statement. The Committee reviews the charter on an annual basis. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Committee meets that standard.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

        The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

  AUDIT COMMITTEE

  Mr. Mark Edwards—Chairman
  Mr. Michael Casey
  Dr. Marvin Jaffe

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in September 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditors' Fees

        The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2002 and December 31, 2003, by PricewaterhouseCoopers LLP, the Company's independent auditors. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended December 31
	2003		2002
Audit Fees	$95,532	(a)	$74,033
Audit-related Fees	—		—
Tax Fees	9,346	(b)	6,066	(c)
All Other Fees	—		—
Total Fees	$104,878		$80,099

(a)
Includes fees associated with the Company's private placement in November 2003.

(b)
Includes fees for tax payment planning services and preparation of tax returns, and tax advice related to foreign tax assessments and stock option issues.

(c)
Includes fees for tax payment planning services and preparation of tax returns, and tax advice related to employee benefit plans.

        All fees described above were pre-approved by the Audit Committee except with respect to $3,007 paid to PricewaterhouseCoopers LLP in 2003 for consultation services with respect to certain tax issues, which represented 2.9% of all fees paid to PricewaterhouseCoopers LLP in 2003. This service was subsequently approved by the Audit Committee under the de minimis exception to the requirement for pre-approval of permitted non-audit services.

Pre-Approval Policies and Procedures

        The Audit Committee currently has no formal policy for the pre-approval of audit and non-audit services rendered by the Company's independent auditors. Generally, pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.

        The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following table sets forth certain information regarding our executive officers and key employees, as of February 29, 2004:

Name	Age	Position
Stephen J. Hoffman, Ph.D., M.D.	49	Chairman of the Board of Directors
Michael E. Hart	51	President, Chief Executive Officer and Chief Financial Officer
Barbara E. Baring	47	Vice President, Human Resources
Pablo J. Cagnoni, M.D.	41	Vice President, Clinical Development
David A. DeLong	49	Vice President, Marketing and Sales
Monique M. Greer	45	Vice President, Corporate Communications and Investor Relations
John O. Hackman	50	Vice President, Biometrics and Statistics
Markus F. Herzig	58	Vice President, Regulatory Affairs
Douglas G. Johnson, Ph.D.	47	Vice President, Manufacturing
Eric D. Malek	39	Vice President, Corporate Development
Paulette M. Wilson	43	Treasurer, Corporate Controller and Secretary

        See "Proposal 1—Election of Directors" for the biographies of Dr. Hoffman and Mr. Hart.

        Barbara E. Baring has served as the Company's Vice President, Human Resources since March 2001 and served as Senior Director, Human Resources from March 2000 to March 2001. From 1994 to 1999, Ms. Baring was Vice President, Human Resources at NeXstar Pharmaceuticals, Inc. She continued with Gilead Sciences, Inc., a biopharmaceutical company, as Director, Human Resources and Administration following its acquisition of NeXstar in 1999 until joining Allos. Ms. Baring received her master's degree in organization and management from the University of Colorado, and her B.A. from Metropolitan State College in Denver, Colorado.

        Pablo J. Cagnoni, M.D. has served as the Company's Vice President, Clinical Development since March 2003, and served as Senior Medical Director from June 2002 to February 2003 and as Director, Clinical Development from July 2001 to June 2002. Prior to joining Allos, Dr. Cagnoni was Assistant Professor of Medicine at the University of Colorado and a member of the University of Colorado Cancer Center. Dr. Cagnoni received his M.D. from the University of Buenos Aires School of Medicine, Argentina. He completed Internal Medicine, Hematology, Oncology and Bone Marrow Transplant post-doctoral training in Buenos Aires, Argentina, New York City and in Denver, Colorado.

        David A. DeLong has served as the Company's Vice President, Marketing and Sales since August 2002. Prior to joining Allos, Mr. DeLong managed The DevStrat Group, a biomedical consulting and commercial management company he founded in 1997. From 1992 to 1997, Mr. DeLong held several positions at SEQUUS Pharmaceuticals, Inc., an integrated pharmaceutical company, serving most recently as Vice President of Sales and Commercial Operations. Prior to SEQUUS, he held key marketing and sales management positions with Genentech, Inc., a biotechnology company, from 1986 until 1992, and with Key Pharmaceuticals from 1982 to 1986. Mr. DeLong has a B.S. in Economics from the University of Kentucky.

        Monique M. Greer has served as the Company's Vice President, Corporate Communications and Investor Relations since March 2003. From April 2001 to February 2003, Ms. Greer served as Director, Corporate Communications. From 1999 to 2001, Ms. Greer was Co-Founder and Managing Partner of DMG Partners LLC, a corporate communications consulting company. From 1996 to 1999, Ms. Greer was Director of Corporate Communications at Heska Corporation, an animal health biotechnology company. Ms. Greer received a B.S. in Marketing and International Business from Northeastern University in Boston, Massachusetts.

        John O. Hackman has served as the Company's Vice President, Biometrics and Statistics since March 2003. From February 2001 to February 2003, Mr. Hackman served as our Senior Director, Biometrics and Statistics and as Director, Biometrics and Statistics from December 1997 to March 2001. Prior to joining Allos, Mr. Hackman was Associate Director of Biometrics at Pfizer Central Research where he directed the statistical analysis and reporting group from 1996 to 1997. He has held various positions during his 20 years of experience in the pharmaceutical industry, including positions with Pfizer Inc., Miles Inc., a division of Bayer; Rhone-Poulenc and CytRx Corporation. Mr. Hackman received his M.S. from North Carolina State University.

        Markus F. Herzig has served as the Company's Vice President, Regulatory Affairs since August 2001. Prior to joining Allos, Mr. Herzig was Executive Director, Regulatory Affairs and Quality Assurance of OraPharma, Inc., a pharmaceutical company, from January 1999 to August 2001. From January 1986 to December 1998, he held key management positions at Takeda Pharmaceuticals America, Inc., Novo Nordisk Pharmaceuticals Inc., Organon Inc. and Sandoz Pharmaceuticals Corp. Mr. Herzig received his M.S. equivalent from Allgemeine Gewerbe Schule in Basel, Switzerland.

        Douglas G. Johnson, Ph.D. has served as the Company's Vice President, Manufacturing since July 2002, and served as Senior Director, Manufacturing from March 2001 to June 2002 and served as Director, Manufacturing from October 1997 to March 2001. Prior to joining Allos, Dr. Johnson was with Baxter Healthcare, a unit of Baxter International, Inc., for over eight years. At Baxter, he was most recently manager of the Global Solutions Development Group for the Renal Division. He also worked in the I.V. Systems Division for several years developing formulations of pre-mixed drugs. Prior to joining Baxter Healthcare, Dr. Johnson worked at Argonne National Laboratory for three years. Dr. Johnson received his Ph.D. in Organic Chemistry from the University of Minnesota. Mr. Johnson completed his postdoctoral work at the University of Chicago.

        Eric D. Malek has served as the Company's Vice President, Corporate Development since March 2003, and served as Senior Director, Corporate Development since March of 2002, and as Director, Corporate Development from June 2000 through March 2002. From 1994 to 2000, Mr. Malek held various positions in Corporate Development at NeXstar Pharmaceuticals, Gilead Sciences, Ilex Oncology and Research Corporation Technologies. Prior to that he worked in sales at Bio-Rad Laboratories and in research as an Associate with the Janssen Research Foundation as well as a Research Assistant at both University of Michigan's Protein Chemistry Facility and at the University of Arizona Department of Pharmacology. Mr. Malek received an M.B.A. in Finance and Marketing at the University of Michigan, and a B.A. in Biochemistry at the University of Arizona.

        Paulette M. Wilson has served as Controller since joining the Company in July 1996. She was appointed Corporate Secretary and Treasurer in October 2003. Prior to joining Allos, Ms. Wilson was Corporate Controller for Richfield Hospitality Services from 1994 to 1996 and Accounting Manager for Somatogen Inc. from 1989 to 1994. She is a Certified Public Accountant holding an M.S. in Finance from the University of Colorado and a B.S. from Ball State University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of February 29, 2004 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner
	Number of Shares	Percent of Total
Entities affiliated with Perseus-Soros BioPharmaceutical Fund(2) 2099 Pennsylvania Avenue, Suite 900 Washington, D.C. 20006-1813	3,160,100	10.2%
Stephen J. Hoffman, Ph.D., M.D.(3)	842,139	2.7
Michael E. Hart(4)	578,060	1.8
Donald J. Abraham, Ph.D.(5)	510,200	1.6
Marvin E. Jaffe, M.D.(6)	75,800	*
Mark G. Edwards(7)	33,333	*
Michael D. Casey(8)	6,666	*
Pablo J. Cagnoni, M.D.(9)	80,624	*
David A. DeLong(10)	57,146	*
Markus F. Herzig(11)	66,922	*
Douglas G. Johnson(12)	103,257	*
All executive officers and directors as a group (11 persons)(13)	2,395,518	7.3%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,104,447 shares outstanding on February 29, 2004, adjusted as required by rules promulgated by the SEC.

(2)
Includes 2,500,000 shares owned by Perseus-Soros BioPharmaceutical Fund, LP, 328,750 shares owned by Perseus Capital, LLC and 331,350 shares owned by Perseus 2000, L.L.C.

(3)
Includes 800 shares held as custodian for Dr. Hoffman's children and 614,469 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(4)
Includes 576,060 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(5)
Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004. Includes 62,000 shares held by Nancy W. Abraham, Trustee U/A/ 12-14-94. Ms. Abraham is the spouse of Donald Abraham. Dr. Abraham is not a trustee and disclaims beneficial ownership of these shares.

(6)
Includes 38,600 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(7)
Includes 33,333 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(8)
Includes 6,666 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(9)
Includes 78,420 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(10)
Includes 57,146 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(11)
Includes 64,191 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004 and 300 shares held by his spouse.

(12)
Includes 97,425 shares issuable upon exercise of options exercisable within 60 days of February 29, 2004.

(13)
Includes 1,627,626 shares issuable upon exercise of options held by all executive officers and directors as a group exercisable within 60 days of February 29, 2004. See footnotes (3) through (12).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that (i) Dr. Hoffman filed one report in March 2004, covering purchases of one hundred shares each for the benefit of his four children that took place in March 2000 in connection with the Company's initial public offering, that Dr. Hoffman had failed to report in his prior filings and (ii) reports were filed late by Durus Life Sciences Master Fund Ltd. (the "Master Fund"), Durus Capital Management LLC, the Master Fund's portfolio manager, and Scott Sacane, the managing member of Durus Capital Management LLC, covering an aggregate of 631 transactions that occurred during the period from June 4, 2002 through July 29, 2003 while such stockholders were beneficial owners of ten percent or more of the Company's outstanding common stock.

COMPENSATION OF DIRECTORS

        Each of our non-employee directors receives an annual retainer of $20,000, except that the Chairman of the Audit Committee receives an annual retainer of $25,000, and such retainers are paid in four equal quarterly installments. Also, each of our non-employee directors receives $2,500 for each Board meeting the director attends in person and $1,000 for each meeting the director attends by means of telephone conference, if such meeting is greater than 45 minutes in duration. A non-employee director who serves on a committee of the Board of Directors receives $1,000 for each meeting the director attends in person or by means of telephone conference, if such meeting is greater than 45 minutes in duration. In addition, each non-employee director who serves as a committee chairman receives an annual fee of $2,000. Members of our Board of Directors are reimbursed for reasonable expenses incurred in connection with attending any Board of Directors meeting or any meeting of a committee of the Board of Directors.

        Each of our non-employee directors receives stock option grants under a stock option grant program for non-employee directors (the "Directors' Program") under our 2000 Stock Incentive Compensation Plan. Under this program, each person who becomes a non-employee director is automatically granted a nonqualified stock option to purchase 20,000 shares of common stock on the date of his or her initial election. One-third of this option vests on each of the first, second and third anniversaries of the grant date. On the date of each annual meeting of stockholders of the Company, each non-employee director who continues to serve on the Board of Directors is granted an option to purchase 10,000 shares of common stock upon reelection or reappointment to the Board of Directors, which fully vests on the first anniversary of the date of grant, assuming continued service as a director during the year after the grant date. The exercise price of all options granted under the program is equal to the fair market value of the common stock on the grant date.

        During the last fiscal year, Allos granted nonqualified stock options to purchase 50,000 shares of common stock to non-employee directors, at an exercise price of $3.30 per share. The fair market value of our common stock on the date of grant was equal to the exercise price, based on the closing sales price reported on the Nasdaq National Market for such date of each grant. As of February 29, 2004, no options had been exercised by our current non-employee directors pursuant to the Directors' Program.

        In February 2003, the Company entered into a consulting agreement for scientific advisory and strategic planning services with Dr. Hoffman. Under the agreement, the Company paid Dr. Hoffman consulting fees of $12,500 per month. In 2003, Dr. Hoffman received $125,000 in consulting fees for services performed for us. In addition, the consulting agreement provides for a minimum guaranteed incentive payment of $45,000 per year for each full year of consulting services provided by Dr. Hoffman under such agreement.

        Effective as of July 2003, we entered into a one-year services agreement with Abraham Consulting, Inc. for scientific advisory and technical services for our clinical trials. Dr. Abraham, a director of the Company, is the sole owner of Abraham Consulting, Inc. Under the agreement, the Company pays Abraham Consulting, Inc. consulting fees of $5,000 per month spent in performing the services thereunder. Total payments under the services agreement amounting to $60,000 were accrued during fiscal year 2003 and paid in January 2004.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

        The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2003 (the "Named Executive Officers"):

Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Michael E. Hart President, Chief Executive Officer and Chief Financial Officer	2003 2002 2001	$324,327 300,000 239,979	$94,500 40,786 27,191	$660 586 1,068	125,000 250,000 138,000	$8,875 8,761 5,676	(1) (1) (1)
Pablo J. Cagnoni, M.D. Vice President, Clinical Development	2003 2002 2001	221,346 200,847 91,346	45,190 58,688 29,000	— — —	67,680 7,976 75,000	6,932 12,313 2,000	(2) (2) (3)
Markus F. Herzig Vice President, Regulatory Affairs	2003 2002 2001	215,016 205,387 96,689	46,212 45,300 20,000	— — —	47,584 6,905 65,000	2,000 2,000 33,490	(3) (3) (4)
David A. DeLong(5) Vice President, Marketing and Sales	2003 2002 2001	235,388 84,039 —	18,909 65,876 —	15,829 8,197 —	41,000 100,000 —	37,101 16,584 —	(6) (7)
Douglas G. Johnson, Ph.D. Vice President, Manufacturing	2003 2002 2001	178,907 162,837 147,106	36,638 55,154 10,600	— — —	45,980 23,810 30,500	2,000 2,000 2,000	(3) (3) (3)

(1)
Includes an annual 401(k) matching contribution by the Company of $2,000 each year and short-term disability/life insurance premiums paid by the Company of $6,875 in 2003, $6,761 in 2002 and $3,676 in 2001.

(2)
Includes an annual 401(k) matching contribution by the Company of $2,000 each year and income in connection with a disqualifying disposition of employee stock purchase shares of $4,932 in 2003 and $10,313 in 2002.

(3)
Represents an annual 401(k) matching contribution.

(4)
Includes an annual 401(k) matching contribution paid by the Company of $2,000 and non-tax deductible relocation expenses of $31,490.

(5)
Mr. DeLong's employment with the Company began in August 2002 and accordingly, no amount are shown for 2001.

(6)
Includes an annual 401(k) matching contribution by the Company of $2,000 and non-tax deductible relocation expenses of $35,101.

(7)
Represents a non-tax deductible relocation expenses.

Stock Option Grants and Exercises

        The Company grants options to its executive officers under its 2000 Stock Incentive Compensation Plan (the "Incentive Plan") and its 2002 Broad Based Equity Incentive Plan (the "2002 Plan" and, together with the Incentive Plan, the "Plans"). As of February 29, 2004, options to purchase a total of 2,364,318 shares were outstanding under the Plans and options to purchase 770,697 shares remained available for grant under the Plans.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	2,959,614	$3.84	2,666,541	(2)
Equity compensation plans not approved by security holders	580,204	$5.69	415,296
Total	3,539,818	$4.14	3,081,837	(2)

(1)
Each year on the first day of the Company's fiscal year beginning in 2001, the share reserve under the Incentive Plan shall be increased by the lesser of the following: (i) 2% of the total number of shares of common stock outstanding or (ii) 440,000 shares, or (iii) such smaller number of shares as determined by the Board of Directors. On the first day of each calendar year, commencing on January 1, 2002 and ending (and including) January 1, 2011, the share reserve under the Company's 2001 Employee Stock Purchase Plan ("Purchase Plan") will increase automatically by the lesser of: (a) 2% of the number of shares of common stock outstanding on each January 1 (rounded to the nearest whole share and calculated on a fully diluted basis), (b) 440,000 shares of common stock, or (c) such smaller number of shares as determined by the Board of Directors, provided that the share reserve in the aggregate shall not exceed 2,500,000 shares.

(2)
Includes 2,311,140 shares that remain available for future purchase under the Purchase Plan.

2002 Broad Based Equity Incentive Plan

        In January 2002, the Board of Directors adopted the 2002 Plan. As of December 31, 2003, options to purchase a total of 580,204 shares were outstanding under the 2002 Plan and 415,296 shares of common stock (plus any shares that might in the future be returned to the 2002 Plan as a result of termination or expiration of awards) remained available for future grant under the 2002 Plan. The 2002 Plan was in effect as of December 31, 2003 and was adopted without the approval of the Company's stockholders. The essential features of the 2002 Plan are outlined below:

  General

        The 2002 Plan provides for the grant of nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively, "stock awards"). To date, the Company has granted only stock options under the 2002 Plan. An aggregate of 1,000,000 shares of common stock are reserved for issuance and options to purchase 415,296 shares remain available for grant under the 2002 Plan.

  Eligibility

        Stock awards may be granted under the 2002 Plan to employees (including officers), directors and consultants of the Company and its affiliates. The aggregate number of shares issued pursuant to stock awards granted to officers and directors under the 2002 Plan may not exceed 49% of the number of shares underlying all stock awards granted under the 2002 Plan as determined on the third anniversary of the adoption of the 2002 Plan and each anniversary date thereafter, except that stock awards granted to officers prior to their employment by the Company as an inducement to entering into employment contracts with the Company are not included in such 49% limitation.

  Terms of Stock Awards

        Exercise Price; Payment.    The exercise price of options and restricted stock purchase awards may not be less than 85% of the fair market value of the stock on the date of grant. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or its affiliates.

        The exercise price of options and restricted stock purchase awards granted under the 2002 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board. The exercise price of options may also be paid, at the discretion of the Board, by delivery of other common stock of the Company.

        Stock Award Vesting.    Stock awards granted under the 2002 Plan may become exercisable (in the case of options) or released from a repurchase option in favor of the Company (in the case of stock bonuses and restricted stock purchase awards) in cumulative increments ("vest") as determined by the Board. The Board has the power to accelerate the time during which stock awards may vest or be exercised. In addition, options granted under the 2002 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting.

        Term.    The term of options granted under the 2002 Plan are determined by the Board in its discretion. Options under the 2002 Plan generally terminate three months after termination of the participant's service, subject to extension in certain circumstances.

Option Grants in Last Fiscal Year

        The following tables sets forth information concerning the individual grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2003.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(2)
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%)(1)
Name					Exercise Price ($/Sh)
						Expiration Date	5% ($)	10% ($)
Michael E. Hart	55,000 70,000	(3) (4)	5.1 6.5	% %	$7.08 3.20	01/17/2013 06/03/2013	$244,892 140,872	$620,603 356,998
Pablo J. Cagnoni, M.D.	37,680 30,000	(3) (4)	3.5 2.8	% %	4.75 3.20	03/03/2013 06/03/2013	112,560 60,374	285,248 152,999
Markus F. Herzig	17,584 30,000	(3) (4)	1.6 2.8	% %	4.75 3.20	03/03/2013 06/03/2013	52,528 60,374	133,116 152,999
David A. DeLong	11,000 30,000	(3) (4)	1.0 2.8	% %	4.75 3.20	03/03/2013 06/03/2013	32,860 60,374	83,273 152,999
Douglas G. Johnson, Ph.D.	21,980 24,000	(3) (4)	2.0 2.2	% %	4.75 3.20	03/03/2013 06/03/2013	65,660 48,299	166,395 122,399

(1)
Based on options to purchase an aggregate of 1,076,256 shares of common stock granted to employees in 2003.

(2)
The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the Company's future stock price performance. In addition, the potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3)
The options vest in equal monthly installments for four years from the date of grant.

(4)
The options vest in equal monthly installments for two years from the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2003. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's common stock as of December 31, 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
	Shares Acquired On Exercise (#)				Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Hart	—	$—	529,558	285,692	$807,323	$20,475
Pablo J. Cagnoni, M.D.	—	—	63,365	87,291	2,925	8,775
Markus F. Herzig	—	—	53,086	66,403	2,925	8,775
David A. DeLong	—	—	42,894	98,106	2,925	8,775
Douglas G. Johnson, Ph.D.	—	—	87,069	60,527	92,308	7,020

(1)
Calculated on the basis of the closing sale price per share of the Company's common stock on December 31, 2003 (the last trading day of fiscal 2003) on the Nasdaq National Market of $3.59, minus the exercise price.

Employment, Severance and Change of Control Agreements

  Mr. Hart

        In December 2001, the Company entered into employment agreement with Mr. Hart, which superseded the employment agreement entered into with him in January 2001. The employment agreement provides for an annual base salary, which may be adjusted periodically in the sole discretion of the Board of Directors. Under the agreement, Mr. Hart may receive an annual discretionary bonus for up to a stated percentage of his annual base salary, which such bonus may be awarded or modified in the sole discretion of the Board of Directors. Mr. Hart's salary and bonus terms are further described in the section entitled "Report of the Compensation Committee of the Board of Directors on Executive Compensation—2003 CEO Compensation."

        The employment agreement with Mr. Hart provides that his employment with the Company is at-will and may be altered or terminated by either Mr. Hart or the Company at any time. However, if the Company terminates Mr. Hart's employment without just cause or if he resigns for good reason, other than pursuant to a change in control, Mr. Hart will be entitled to receive: (a) his base salary for twelve months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of Mr. Hart's supplemental disability plan and supplemental life insurance plan for 24 months following the date of termination, and (d) payment of premiums for Mr. Hart's group health insurance COBRA continuation coverage for up to 12 months after the date of termination.

        The employment agreement with Mr. Hart also provides that if the Company terminates his employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, Mr. Hart will be entitled to receive:

(a) his base salary for two years following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) reimbursement for premiums of Mr. Hart's supplemental disability plan and supplemental life insurance plan for 24 months following the date of termination, (d) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control, and (e) payment of premiums for Mr. Hart's group health insurance COBRA continuation coverage for up to 18 months after the date of termination. In addition, the vesting of any outstanding stock options issued to Mr. Hart will be accelerated in full and the time during which such options may be exercised will be extended to 24 months following the date of such change in control.

  Employment Agreements

        The Company has entered into employment agreements with Dr. Cagnoni effective as of September 2003, and with Mr. DeLong effective as of August 2002. The employment agreement with Dr. Cagnoni provides for an annual base salary of $225,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors. The employment agreement with Mr. DeLong provides for an annual base salary of $230,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors. Each of the employment agreements with Dr. Cagnoni and Mr. DeLong provides that the executive is eligible for a discretionary bonus in an amount equal to 25% of the executive's base salary. The decision to award the bonuses or modify the amount of the bonuses under each employment agreement is within the sole discretion of the Board of Directors.

        Each of the employment agreements with Dr. Cagnoni and Mr. DeLong provides that the executive's employment with the Company is at-will and may be altered or terminated by either the executive or the Company at any time. However, if the Company terminates the executive's employment without just cause or if the executive resigns for good reason, other than pursuant to a change in control, the executive will be entitled to receive: (a) base salary for six months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for the executive's group health insurance COBRA continuation coverage for up to six months after the date of termination.

        Each of the employment agreements with Dr. Cagnoni and Mr. DeLong also provides that if the Company terminates the executive's employment without just cause or if the executive resigns for good reason within one month prior to or 13 months following the effective date of a change in control, the executive will be entitled to receive: (a) base salary for one year following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control or 50% of the maximum bonus eligibility if the executive was not employed by the Company during the prior year bonus period, and (d) payment of premiums for the executive's group health insurance COBRA continuation coverage for up to 12 months after the date of termination. In addition, the vesting of any outstanding stock options issued to the executive will be accelerated in full, and, if the surviving corporation or acquiring corporation assumes such stock options in connection with such change in control, the time during which such options may be exercised will be extended to 12 months following the date of such change in control.

  Severance Arrangements

        The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including the Named Executive Officers who do not otherwise have separate employment agreements with the Company, whose employment is involuntarily terminated due to a change of control event. The Severance Benefit Plan provides that if the Company terminates the eligible employee without just cause as part of a change in control, or if the eligible employee resigns for good reason within two months prior to or six months following the effective date of a change in control, the eligible employee will be entitled to receive upon signing a release: (a) two weeks of base salary for each 12 months of employment with the Company and an additional three weeks of base salary per $10,000 of annualized current base salary, with a maximum total benefit of 52 weeks base salary, (b) payment of premiums for the eligible employee's group health insurance COBRA continuation coverage after the date of termination for the same benefit period as the salary component of the Severance Benefit Plan, and (c) full acceleration of vesting of any outstanding stock options issued to the eligible employee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(2)

         The Compensation Committee of the Board of Directors (the "Committee") currently consists of Dr. Jaffe and Mr. Casey, each of whom is an independent director, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Committee is responsible for overseeing the Company's compensation policies, plans and programs, and reviewing and determining the salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits to be paid to the Company's directors and officers. The Committee annually evaluates the performance and determines the compensation of the Company's Chief Executive Officer and other executive officers based upon a mix of the achievement of relevant corporate goals and objectives, individual performance reviews, and comparisons with other pharmaceutical companies of comparable size and stages of development. The Chief Executive Officer is not present during the discussions of his compensation.

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

Compensation Philosophy

        The Company's executive compensation philosophy, including as applied to its Chief Executive Officer, is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

  •
  Competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives, with special weight given to companies of comparable size;

  •
  Annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term strategic goals, as well as longer-term corporate objectives; and

  •
  Equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for benefits achieved for the Company's stockholders.

2003 Executive Compensation

        There are three major components to the Company's executive compensation program: base salary, cash bonuses and stock option awards.

        Base Salary.    The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with biopharmaceutical companies in comparable stages of development. Base salary represents the fixed component of the executive compensation program. The philosophy regarding base salaries is conservative, maintaining salaries approximately at the competitive industry median. Base salaries for executive officers are determined in part by reliance on several pharmaceutical industry compensation surveys and the prevailing competitive salaries in the biotechnology sector for similar positions. Annual increases in base salary are the result of individual contributions evaluated against established performance objectives, relative contribution and success toward achieving the Company's annual and long-term business goals and objectives and comparisons against annual survey data for biopharmaceutical companies in comparable stages of development. Base salaries for the Company's executive officers were increased for fiscal 2003 at a rate consistent with these objectives.

        Bonus Compensation.    The Company also provides executive officers the opportunity to earn annual cash bonuses. At the start of each year, the full Board of Directors approves certain corporate objectives that are considered to be critical to the achievement of the Company's long-term strategic goals. Because the Company is a development stage company, the corporate objectives generally consist of specific research and development, regulatory, corporate development and financing objectives. Annual bonus determinations for the Chief Executive Officer are based on the Company's relative success in achieving these corporate objectives. Annual bonus determinations for the other executive officers are based upon a mix of these corporate objectives and the individual performance objectives established for such officers at the beginning of each year by management of the Company. After the end each the year, the Committee reviews the Company's performance against its corporate objectives and determines the corporate bonus percentage component. The Committee also reviews management's recommendations for the individual bonus percentage components for each executive officer (other than the Chief Executive Officer), and approves the final bonus amounts for each such officer. Bonuses are generally paid in March of each year for services rendered during the prior fiscal year. Bonus potential and total compensation comparisons are made with survey data for comparable companies.

        Stock Option Awards.    The Company grants options to its executive officers under its 2000 Stock Incentive Compensation Plan (the "Incentive Plan") and its 2002 Broad Based Equity Incentive Plan (the "2002 Plan" and, together with the Incentive Plan, the "Plans"). These Plans provide for the issuance of stock options to all eligible employees of the Company, including executive officers, to purchase shares of Common Stock of the Company in the future at a fixed exercise price determined on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. Stock options are generally granted once a year as part of the Company's annual review process. However, in June 2003, the Committee approved a one-time only retention grant to all employees as a result of the announcement of the results of the Company's Phase 3 trial of its lead product candidate, and the corresponding impact on the Company's stock price and the value of the employees' outstanding stock options. The annual stock option awards typically vest over a period of four years and expire ten years after the date of grant. The June 2003 retention grants vest over a period of two years and expire ten years after the date of grant. The exercise price for the annual grants and June 2003 retention grants was 100% of the fair market value of the Company's Common Stock on the date of grant. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity as well as encouraging executives to remain employed by the Company.

2003 CEO Compensation

        Compensation for the Chief Executive Officer.    The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for Michael Hart, the Company's President, Chief Executive Officer and Chief Financial Officer. Mr. Hart's base salary was set at $325,000 for fiscal year 2003 and he was eligible for a target bonus of 40% of his base salary for fiscal year 2003. The Committee awarded Mr. Hart a bonus of $94,500 paid in March 2003 based upon the Company's success in achieving its 2002 corporate objectives. The Committee also awarded Mr. Hart options to purchase 55,000 shares of common stock of the Company at 100% of fair market value on the date of grant, or $7.08 per share, on January 17, 2003, as a reward for Mr. Hart's individual and corporate performance in 2002 and as an incentive for future performance. In addition, Mr. Hart was granted options to purchase an additional 70,000 shares of common stock at 100% of fair market value on the date of grant, or $3.20 per share, on June 3, 2003 in connection with the Company's one-time only retention grant program. For 2004, Mr. Hart's base salary has been increased to $340,000 and he remains eligible for a target bonus of 40% of his base salary.

        Conclusion.    It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary incentives to properly align the Company's corporate economic performance and the interests of the Company's stockholders with progressive, balanced and competitive executive total compensation practices.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company believes that stock options granted under the Company's 2000 Stock Incentive Compensation Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant constitute "performance-based compensation" and are therefore not subject to the application of Section 162(m). However, stock options granted under the Company's 2002 Broad Based Equity Incentive Plan do not qualify as "performance-based compensation" and are therefore subject to the deduction limit. As a result, the Compensation Committee generally attempts to structure stock options granted to its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions under Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be in excess of the limit when the Compensation Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interests of the stockholders.

COMPENSATION COMMITTEE
Marvin E. Jaffe, M.D.—Chairman Mark G. Edwards(3)

(3)
Effective January 20, 2004, Mr. Edwards was replaced on the Compensation Committee by Mr. Casey.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's compensation committee consists of Dr. Jaffe and Mr. Casey. None of the Company's executive officers serve as members of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company's Board of Directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(4)

        The following graph shows the total stockholder return of an investment of $100 in cash on March 28, 2000 for (i) the Company's common stock, (ii) the Nasdaq Biotechnology Index and (iii) the Nasdaq Composite Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

Comparison of 5 year Cumulative Total Return on Investment

Total Return Analysis	3/28/2000	12/29/2000	12/31/2001	12/31/2002	12/31/2003
Allos Therapeutics, Inc.	$100.00	$62.02	$53.39	$57.85	$27.62
Nasdaq Biotechnology	$100.00	$93.73	$78.54	$42.94	$62.58
Nasdaq Composite	$100.00	$51.11	$40.35	$27.63	$41.45

(4)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

Dr. Hoffman Consulting Agreement

        Effective as of February 28, 2003, the Company entered into a consulting agreement with Dr. Hoffman and terminated the employment agreement previously entered into with him in January 2001. Pursuant to the consulting agreement, Dr. Hoffman will serve the Company as non-executive Chairman of the Board and is required to provide consulting services as requested from time to time by the Company. The consulting agreement provides for an annual consulting fee of $150,000, paid monthly, so long as Dr. Hoffman provides consulting services in accordance with the agreement. The consulting agreement also provides for a minimum guaranteed incentive payment of $45,000 per year payable to Dr. Hoffman for each full year of consulting services provided under the agreement. The consulting agreement is for a term of two years commencing February 28, 2003, unless terminated earlier pursuant to its terms. The consulting agreement will terminate automatically upon Dr. Hoffman's failure to be re-elected to the Company's Board of Directors, just cause or consummation of a change in control.

        The consulting agreement with Dr. Hoffman provides that the Company may terminate such agreement at its convenience and without just cause at any time upon ten days' notice. However, if the Company terminates the agreement without just cause or Dr. Hoffman is not re-elected to the Company's Board of Directors for any reason in 2003 or 2004, Dr. Hoffman will be entitled to receive (i) any consulting fees earned but unpaid prior to termination, (ii) reimbursement of any business expenses that were incurred but not reimbursed as of the date of termination, (iii) continuation of his annual consulting fee of $150,000, paid monthly, for a period of 12 months following the date of termination, and (iv) a performance incentive payment equal to $45,000. In the event that the Company consummates a change in control during the term of the agreement, Dr. Hoffman will be entitled to receive (i) any consulting fees earned but unpaid prior to termination, (ii) reimbursement of any business expenses that were incurred but not reimbursed as of the date of termination, (iii) continuation of his annual consulting fee of $150,000, paid monthly, for the remainder, if any, of the time period between the date of the closing of a change in control through the date 24 months following February 28, 2003, and (iv) a lump sum payment equal to $90,000 minus the amount of any performance incentive payments actually paid to Dr. Hoffman pursuant to the agreement. In addition, the vesting of any outstanding stock options held by Dr. Hoffman will be accelerated in full, and, if the surviving corporation or acquiring corporation assumes such stock options in connection with such change in control, the time during which such options may be exercised will be extended to 24 months following the date of such change in control.

Employment Agreements

        The Company entered into an employment agreement with Dr. Cagnoni effective as of September 2003, which is described in the section entitled "Employment, Severance and Change of Control Agreements".

Severance Arrangements

        The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees, including individuals who may be considered executive officers under applicable securities laws, which such Severance Benefit Plan is described in the section entitled "Employment, Severance and Change of Control Agreements".

        In May 2003, the Company entered into a separation and release agreement with Mr. Daniel Hudspeth, the Company's former Chief Financial Officer. Pursuant to the terms of the agreement, the Company continued to pay Mr. Hudspeth his annual base salary of $190,000 through November 30, 2003, representing six months of his base salary payable by Allos pursuant to Mr. Hudspeth's employment agreement with Allos that was entered into in April 2002. The Company also paid the premiums for Mr. Hudspeth's group health insurance COBRA continuation coverage for six months after his termination in May 2003.

Indemnity Agreements

        The Company has entered into agreements to indemnify its directors and certain of its executive officers which provide, among other things, that the Company will indemnify such executive officer or director for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding by reason of such person's position as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company or any other company or enterprise to which such executive officer or director serves at our request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Dr. Abraham

        We entered into a one-year services agreement, effective as of July 2003, for scientific advisory and technical services for our clinical trials with Abraham Consulting, Inc. Dr. Abraham, a director of the Company, is the sole owner of Abraham Consulting, Inc. Under the agreement, the Company pays Abraham Consulting, Inc. consulting fees of $5,000 per month spent in performing the services thereunder. Total payments under the services agreement amounting to $60,000 were accrued during fiscal year 2003 and paid in January 2004.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Allos stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Allos Therapeutics, Inc., Attention: Monique M. Greer, Vice President, Corporate Communications and Investor Relations, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ PAULETTE M. WILSON Paulette M. Wilson Secretary

April 14, 2004

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov."

APPENDIX A

ALLOS THERAPEUTICS, INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

PURPOSE AND POLICY

        The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Allos Therapeutics, Inc. (the "Company") shall be to act on behalf of the Company's Board of Directors in fulfilling the Board's oversight responsibilities with respect to the Company's corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements as well as the quality and integrity of the Company's financial statements and reports, as well as the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company's independent outside auditors (the "Auditors"). The Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

        The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors, the Company's financial management.

COMPOSITION

        The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market ("Nasdaq") applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.

MEETINGS AND MINUTES

        The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

        The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, and oversee the Auditors as set forth in Section 10A(m)(2) under the Securities Exchange Act of 1934, as amended. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company's personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

        The Committee shall oversee the Company's financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee's functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee's purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

        1.    Evaluation and Retention of Auditors.    To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm's most recent internal quality-control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company's stockholders.

        2.    Approval of Audit Engagements.    To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company's expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors' engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        3.    Approval of Non-Audit Services.    To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        4.    Audit Partner Rotation.    To monitor the rotation of the partners of the Auditors on the Company's audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

        5.    Auditor Conflicts.    At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

        6.    Former Employees of Auditor.    To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company's account.

        7.    Audited Financial Statement Review.    To review, upon completion of the audit, the financial statements proposed to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

        8.    Annual Audit Results.    To discuss with management and the Auditors the results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

        9.    Quarterly Results.    To review and discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

        10.    Management's Discussion and Analysis.    To review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the Securities and Exchange Commission.

        11.    Press Releases.    To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

        12.    Accounting Principles and Policies.    To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

        13.    Risk Assessment and Management.    To review and discuss with management and the Auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

        14.    Management Cooperation with Audit.    To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management's response, if any.

        15.    Management Letters.    To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

        16.    National Office Communications.    To review and discuss with the Auditors communications between the audit team and the firm's national office with respect to accounting or auditing issues presented by the engagement.

        17.    Disagreements Between Auditors and Management.    To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

        18.    Internal and Financial Reporting Controls.    To confer with management and the Auditors regarding the scope, adequacy and effectiveness of financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies.

        19.    Separate Sessions.    Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

        20.    Correspondence with Regulators.    To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

        21.    Complaint Procedures.    To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        22.    Regulatory and Accounting Initiatives.    To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company's financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

        23.    Ethical Compliance.    To review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by Nasdaq rules.

        24.    Investigations.    To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

        25.    Proxy Report.    To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        26.    Annual Charter Review.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        27.    Report to Board.    To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance or independence of the Company's Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

        28.   To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

        It shall be the responsibility of management to prepare the Company's financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee's responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect five directors to hold office until the 2005 Annual Meeting of Stockholders and until their successors are elected.

FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.
☐	☐
NOMINEES:	01 Stephen J. Hoffman, Ph.D., M.D., 02 Michael E. Hart, 03 Michael D. Casey, 04 Mark G. Edwards and 05 Marvin E. Jaffe, M.D.

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/alth		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.allos.com

ALLOS THERAPEUTICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2004

        The undersigned hereby appoints Michael E. Hart and Paulette M. Wilson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Allos Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Allos Therapeutics, Inc. to be held at the Allos Therapeutics, Inc. corporate office, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020 on Tuesday, May 11, 2004 at 8:30 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your Allos Therapeutics, Inc. account online.

Access your Allos Therapeutics, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Allos Therapeutics, Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

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